UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2016

URBAN BARNS FOODS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

000-53942

(Commission File Number)

20-0215404
(IRS Employer Identification No.)

13,000 Chemin Bélanger
Mirabel, Québec, Canada J7J 2N8

(Address of principal executive offices)

Registrant’s telephone number, including area code: 450-434-4344

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On February 26, 2016, Urban Barns Foods Inc. (the “Company”) entered into a debt conversion agreement with its President, Chief Executive Officer, Secretary, Treasurer and sole director, Robyn Jackson, pursuant to which Mr. Jackson agreed to convert an aggregate of Cdn$14,325 in debt into 1,302,272 shares of the Company’s Class B common stock (the “Shares”) at a price of Cdn$0.011 per Share. The Company issued the Shares in reliance upon the exemption from registration provided by Rule 903 of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Company’s reliance on Rule 903 of Regulation S under the Securities Act (“Regulation S”) was based on the fact that the Shares were sold in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. The Company did not engage in any directed selling efforts in the United States in connection with the sale of the Shares, and Mr. Jackson is not a U.S. person and did not acquire the Shares for the account or benefit of any U.S. person.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Also on February 26, 2016, the holders of a majority of the Company’s issued and outstanding stock approved by written consent an increase in the Company’s authorized capital from 25,000,000 shares of Class A common stock, par value $0.001, and 25,000,000 shares of Class B common stock, par value $0.001, to 350,000,000 shares of Class A common stock, par value $0.001, and 25,000,000 shares of Class B common stock, par value $0.001 (the “Authorized Capital Increase”). The purpose of the Authorized Capital Increase was to reorganize the Company’s capital structure in connection with the recently completed 1:20 reverse split, which management believes will better position the Company to attract financing.

Pursuant to applicable securities laws, the Authorized Capital Increase will not be effected until at least 20 days after a definitive information statement has been sent to the Company’s stockholders who did not previously consent to the Authorized Capital Increase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 29, 2016	Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Robyn Jackson
Robyn Jackson
President, Chief Executive Officer, Secretary, Treasurer, Director